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Exhibit 99

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For Immediate Release
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LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS STATEMENT
ON CONGRESSIONAL PASSAGE OF SATELLITE REFORM LEGISLATION


BETHESDA, Maryland, March 10, 2000 -- The following statement is attributable to John V. Sponyoe, chief executive officer of Lockheed Martin Global Telecommunications:

"Last night's action by the U.S. House of Representatives, coupled with last week's Senate vote, provides an equitable solution to the long and complex task of satellite reform legislation. Considerable credit is due congressional leadership, the House/Senate conferees and particularly Chairmen Conrad Burns and Tom Bliley, for their determination and success on this issue. Passage of the legislation is most welcome news for Lockheed Martin Global Telecommunications and our proposed merger with COMSAT Corporation. Following signature by the President and final regulatory clearances, we would anticipate consummating this transaction in early third-quarter 2000. We appreciate both the fair manner in which Congress crafted this legislation and the confidence Congress has placed in Lockheed Martin and COMSAT to create a strong, new U.S. competitor in the global telecommunications marketplace. We will now work extremely hard to ensure that implementation of this legislation provides for fair treatment in the U.S. for INTELSAT, INMARSAT and New Skies."

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A wholly owned subsidiary of Lockheed Martin Corporation (NYSE: LMT), Lockheed
Martin Global Telecommunications provides space-based and terrestrial networks and telecommunications services for corporate and government customers worldwide.

NOTE: Statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results, including the assumption that the combination is consummated, the outcome and timing of regulatory and legislative actions, developments concerning the business of COMSAT and the privatization of INTELSAT, effects of government requirements, economic conditions, competitive environment, timing of awards and contracts, the outcome of contingencies such as litigation and environmental remediation, and program performance, in addition to other factors not listed. The Corporations do not undertake any obligation to publicly release any revisions to forward looking statements to reflect events or circumstances or changes in expectations after the date of this press release or the occurrence of anticipated events.



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CONTACT: Charles Manor, Lockheed Martin Global Telecommunications at
301/897-6258, or email: charles.manor@lmco.com

                                      Visit us at www.lmgt.com